Allianz Global Investors Fund Management LLC
June 13, 2013
Mr. Brock Hill
Senior Vice President
State Street Bank and Trust Company
801 Pennsylvania
Kansas City, MO 64105
Re:     Allianz Funds Multi-Strategy Trust
Reference is made to the Custody and Investment Account Agreement between us dated as of March 28, 2008 (the “Agreement”). Pursuant to the Agreement, this letter is to provide notice of the fund changes listed below.
Additions:
AllianzGI Global Fundamental Strategy Fund
In accordance with the Additional Funds provisions of Section 16.9 of the Agreement, we request that you act as the custodian and investment accounting agent with respect to the fund changes. A current Schedule A to the agreement is attached hereto.
Please indicate your acceptance of the foregoing by executing two copies of this Agreement, retaining one copy for your records and returning one to my attention.
Very truly yours,

Allianz Funds Multi-Strategy Trust
By:	/s/ Brian S. Shlissel
	Name:	Brian S. Shlissel
	Title:	President

Accepted: State Street Bank and Trust Company
By:	/s/ Brock Hill
	Name:	Brock Hill
	Title:	Senior Vice President

SCHEDULE A
Revised July 1, 2013
AllianzGI Behavioral Advantage Large Cap Fund
AllianzGI China Equity Fund
AllianzGI Convertible Fund
AllianzGI Disciplined Equity Fund
AllianzGI Dynamic Emerging Multi-Asset Fund
AllianzGI Global Allocation Fund
AllianzGI Global Fundamental Strategy Fund
AllianzGI Global Growth Allocation Fund
AllianzGI Global Managed Volatility Fund
AllianzGI Global Water Fund
AllianzGI High Yield Bond Fund
AllianzGI International Small-Cap Fund
AllianzGI Micro Cap Fund
AllianzGI Multi-Asset Real Return Fund
AllianzGI NFJ Emerging Markets Value Fund
AllianzGI NFJ Global Dividend Value Fund
AllianzGI NFJ International Small-Cap Value Fund
AllianzGI NFJ International Value II Fund
AllianzGI Redwood Fund
AllianzGI Retirement 2015 Fund
AllianzGI Retirement 2020 Fund
AllianzGI Retirement 2025 Fund
AllianzGI Retirement 2030 Fund
AllianzGI Retirement 2035 Fund
AllianzGI Retirement 2040 Fund
AllianzGI Retirement 2045 Fund
AllianzGI Retirement 2050 Fund
AllianzGI Retirement 2055 Fund
AllianzGI Retirement Income Fund
AllianzGI Short Duration High Income Fund
AllianzGI Structured Alpha Fund
AllianzGI Ultra Micro Cap Fund
AllianzGI U.S. Emerging Growth Fund
AllianzGI U.S. Equity Hedged Fund